Exhibit 21.1

SUBSIDIARIES OF LAMB WESTON HOLDINGS, INC.

Lamb Weston Holdings, Inc. is the parent corporation owning, directly or indirectly, 100% of the voting securities (unless otherwise noted) of the following subsidiaries:

Subsidiary	Jurisdiction of Formation
Lamb Weston Alimentos Modernos S.A. (90%)(1)	Argentina
Lamb Weston Argentina S.R.L.	Argentina
Lamb Weston Australia Holdings Pty Ltd	Australia
Lamb Weston Australia Pty Ltd	Australia
Lamb Weston Victoria Pty Ltd	Australia
Marvel Packers Pty Ltd	Australia
Tuber Holdings Pty Ltd	Australia
Tuber Investments Pty Ltd	Australia
LWM Austria GmbH	Austria
LWM Potatoes Belgium BVBA	Belgium
Lamb Weston Representação Comercial Ltda.	Brazil
Lamb Weston Canada ULC	Canada
Lamb Weston Potato (Inner Mongolia) Co., Ltd	China
Lamb Weston (Shanghai) Commercial Company Limited	China
Ulanqab Lamb Weston Food Co., Ltd.	China
Lamb Weston (Hong Kong) Limited	Hong Kong
Tai Mei Agriculture Limited	Hong Kong
Lamb Weston Japan KK	Japan
Lamb Weston Korea Ltd.	Korea
Lamb Weston Malaysia Sdn. Bhd.	Malaysia
L Weston Operaciones, S.A. de C.V.	Mexico
Lamb Weston Frozen Foods B.V.	Netherlands
Lamb Weston Holland B.V.	Netherlands
Lamb Weston International B.V.	Netherlands
Lamb Weston Netherlands B.V.	Netherlands
Lamb-Weston/Meijer B.V.	Netherlands
Lamb-Weston/Meijer v.o.f.	Netherlands
LWM Broekhuizenvorst BV	Netherlands
LWM CIS BV	Netherlands
LWM International BV	Netherlands
LWM MEA BV	Netherlands
LWM Potatoes BV	Netherlands
LWM Nigeria Ltd.	Nigeria

Lamb Weston Philippines, Inc.	Philippines
Lamb Weston International Private Limited	Singapore
LWM MEA FZ LLC	United Arab Emirates
Lamb Weston/Meijer International UK Limited	United Kingdom
Lamb-Weston/Meijer UK Limited	United Kingdom
Smith & Holbourne Limited	United Kingdom
AG Iris & Water Co. LLC (majority owned by Lamb Weston, Inc.)	United States (Washington)
Lamb Weston, Inc.	United States (Delaware)
Lamb Weston BSW, LLC	United States (Delaware)
Lamb Weston/Midwest, Inc.	United States (Washington)
Lamb Weston Sales, Inc.	United States (Delaware)
South Slope Irrigation Association (majority owned by Lamb Weston, Inc.)	Washington

The corporations listed above are included in the consolidated financial statements of Lamb Weston Holdings, Inc.

(1)	See Note 4, Joint Venture Investments, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in the Company's fiscal 2023 Annual Report on Form 10-K, for more information.